UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-16503	98-0352587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

c/o Willis Group Limited,

51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

(011) 44-20-3124-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 4, 2016, the U.S. Department of Treasury issued over 300 pages of temporary and proposed rules addressing inversion transactions and the tax treatment of certain intercompany debt issued after April 4, 2016. The new inversion rules generally clarify rules described in prior IRS notices, and provide certain new rules applicable to transactions occurring after April 4, 2016. We do not believe the new rules would cause the merger of Towers Watson and Willis Group Holdings, which closed on January 4, 2016, (the “Merger”) to be treated as an inversion. In addition, we do not believe that the new intercompany debt rules would apply to any currently outstanding debt, including any debt issued in connection with the Merger.

We continue to expect, as we have earlier indicated, that the merger will generate at least $75 million in tax synergies.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause the actual outcomes and results of Willis Towers Watson Public Limited Company (the “Company” or “we”) to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as the risk that the new temporary and proposed rules are interpreted in a manner that differs from our interpretation and the risk that the Company does not achieve its expected tax synergies. The Company can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and the Company cautions you not to place undue reliance on these statements. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Towers Watson Public Limited Company

Dated: April 8, 2016	By:	/s/ ROGER MILLAY
Roger Millay
Chief Financial Officer